                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY


================================================================================



                      DAIRY MART CONVENIENCE STORES, INC.



                       10-1/4% Senior Subordinated Notes
                         (Series B) due March 15, 2004


                                      AND


                     Warrants to Purchase 1,215,000 Shares
                   of Class A Common Stock, par value $0.01
               per Share, of Dairy Mart Convenience Stores, Inc.



                            _______________________

                      NOTE AND WARRANT PURCHASE AGREEMENT
                            _______________________


                         Dated as of December 1, 1995





================================================================================


                      Note and Warrant Purchase Agreement

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page


1.   AUTHORIZATION OF FINANCING AND GUARANTEES  .............................  1
     1.1.   Authorization of Notes...........................................  1
     1.2.   Authorization of Warrants........................................  1
     1.3.   Authorization of Guarantees......................................  1
     1.4.   Defined Terms....................................................  2

2.   PURCHASE AND SALE OF NOTES..............................................  2
     2.1.   Sale and Purchase of Notes.......................................  2
     2.2.   Sale and Purchase of the Purchase Warrants.......................  2
     2.3.   Other Agreements.................................................  2

3.   THE CLOSING.............................................................  3

4.   CONDITIONS OF CLOSING...................................................  3
     4.1.   Documents Delivered..............................................  3
     4.2.   Representations and Warranties...................................  5
     4.3.   Performance; No Default..........................................  5
     4.4.   Opinions of Counsel..............................................  5
     4.5.   Compliance Certificates..........................................  5
     4.6.   Endorsement of Guarantees........................................  6
     4.7.   Replacement of Original Trustee; Consent Agreement...............  6
     4.8.   Sale of Other Notes and Purchase Warrants........................  6
     4.9.   Registration Rights Agreement....................................  7
     4.10.  Consummation of the Nirenberg Transaction........................  7
     4.11.  Purchase Permitted by Applicable Laws............................  7
     4.12.  Proceedings and Documents........................................  7
     4.13.  No Adverse U.S. Legislation, Action or Decision, etc.............  7
     4.14.  Compliance with Securities Laws..................................  8
     4.15.  No Actions Pending...............................................  8
     4.16.  Private Placement Numbers........................................  8
     4.17.  Conduct of Business..............................................  8
     4.18.  Solvency of the Company; Fairness of Nirenberg
            Transaction......................................................  9
     4.19.  Bank Credit Agreement............................................  9
     4.20.  Legal Fees and Expenses..........................................  9
     4.21.  Commitment Fee...................................................  9

5.   REPRESENTATIONS, COVENANTS AND WARRANTIES...............................  9
     5.1.   Organization, etc................................................  9
     5.2.   Authorization....................................................  9
     5.3.   Subsidiaries..................................................... 10

                      Note and Warrant Purchase Agreement
                      -----------------------------------

                                                                            Page
                                                                            ----

     5.4.   Governmental Consents, etc....................................... 10
     5.5.   Enforceability................................................... 11
     5.6.   Business; Financial Statements................................... 11
     5.7.   No Material Adverse Change....................................... 12
     5.8.   Indebtedness..................................................... 12
     5.9.   Litigation; Compliance with Laws................................. 12
     5.10.  Compliance with Orders, Other Instruments........................ 13
     5.11.  Patents, Trademarks, Authorizations, etc......................... 14
     5.12.  Certain Fees..................................................... 14
     5.13.  Federal Reserve Regulations...................................... 14
     5.14.  Taxes............................................................ 15
     5.15.  Compliance with ERISA............................................ 15
     5.16.  Disclosure....................................................... 17
     5.17.  Investment Company Act; Public Utility Holding
            Company Act...................................................... 17
     5.18.  Capitalization of the Company.................................... 17
     5.19.  Offering of Notes or Purchase Warrants........................... 18
     5.20.  Foreign Assets Control Regulations, etc.......................... 18
     5.21.  Absence of Undisclosed Liabilities............................... 19
     5.22.  Use of Proceeds.................................................. 19
     5.23.  Licenses......................................................... 19
     5.24.  Environmental Regulation, Etc.................................... 20
     5.25.  Transactions with Affiliates..................................... 20

6.   REPRESENTATIONS OF THE PURCHASER........................................ 22
     6.1.   Purchase for Investment.......................................... 22
     6.2.   Corporate Authorization; Validity and Binding Effect............. 22
     6.3.   Source of Funds.................................................. 23

7.   COVENANTS OF THE COMPANY................................................ 24
     7.1.   Performance of Company's Obligations............................. 24
     7.2.   NASDAQ Stock Market.............................................. 24
     7.3.   Financial Statements, Reports, etc............................... 24
     7.4.   Additional Distribution of Warrants.............................. 25
     7.5.   Agreement to Supplement Indenture................................ 25

8.   PAYMENTS OF NOTES....................................................... 25
     8.1.   Place of Payment................................................. 25
     8.2.   Home Office Payment.............................................. 25

9.   DEFINITIONS............................................................. 26
     9.1.   Accounting Terms................................................. 32

10.  MISCELLANEOUS........................................................... 32

                     Note and Warrants Purchase Agreements
                     -------------------------------------

     10.1.  Expenses........................................................ 32
     10.2.  Indemnification................................................. 33
     10.3.  Amendments and Waivers.......................................... 34
     10.4.  Survival of Representations and
            Warranties; Entire Agreement.................................... 35
     10.5.  Successors and Assigns.......................................... 35
     10.6.  Disclosure to Other Persons..................................... 36
     10.7.  Notices......................................................... 36
     10.8.  Descriptive Headings............................................ 36
     10.9.  GOVERNING LAW................................................... 37
     10.10. Counterparts.................................................... 37

                     Note and Warrants Purchase Agreements
                     -------------------------------------

Exhibit A         Form of Note
Exhibit B         Form of Amended and Restated Indenture, by and among the
                  Company, the Guarantors and the Trustee
Exhibit C-1       Form of Opinion of Weil, Gotshal & Manges
Exhibit C-2       Form of Opinion of Gregory G. Wozniak, Esq.
Exhibit D         Consent Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Warrant
Exhibit G         Subsidiaries

Schedule I        Schedule of Purchasers

Schedule 3        Wire Instructions
Schedule 4.1(f)   Nirenberg Documents
Schedule 4.21     Schedule of Commitment Fees
Schedule 5.4      Governmental Consents
Schedule 5.8      Indebtedness
Schedule 5.9      Actions, Suits, Proceedings, etc.
Schedule 5.14     Taxes
Schedule 5.15     ERISA
Schedule 5.18     Capitalization
Schedule 5.23     Licenses
Schedule 5.24     Environmental

                     Note and Warrants Purchase Agreements
                     -------------------------------------

                      DAIRY MART CONVENIENCE STORES, INC.


                                                          As of December 1, 1995



To Each of the Purchasers
  Listed in the Attached
  Schedule of Purchasers:


Ladies and Gentlemen:

          The undersigned, Dairy Mart Convenience Stores, Inc., a Delaware corporation (herein called the "COMPANY"), hereby agrees with you as follows:

          1.   AUTHORIZATION OF FINANCING AND GUARANTEES. 1.1. Authorization of
                                                              ----------------
Notes. The Company has duly authorized the issue and sale of its 10-1/4% Senior
-----
Subordinated Notes (Series B) due March 15, 2004, to be substantially in the form of Exhibit A hereto (including each Note delivered pursuant to any provision of this Agreement or the Other Purchase Agreements referred to in
Section 2.3 and each Note delivered in substitution or exchange for any such Note pursuant to any such provision, the "NOTES"), in the aggregate principal amount of $13,500,000, with the terms set forth in the Amended and Restated Indenture, dated as of December 1, 1995, among the Company, the Guarantors (as defined therein) and First Bank National Association, as Trustee (as such Indenture may be amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit B hereto, the "INDENTURE").

          1.2.  Authorization of Warrants.  The Company has duly authorized the
                -------------------------
issue and sale of Common Stock Purchase Warrants (the "PURCHASE WARRANTS", such term to include any such purchase warrants issued in substitution therefor), to be in substantially the form of Exhibit F, for the purchase of an aggregate of 1,215,000 shares of Class A Common Stock, par value $0.01, of the Company (the "CLASS A COMMON STOCK"), at a purchase price as set forth in the Warrant.

          1.3.  Authorization of Guarantees.  The Company will authorize and
                ---------------------------
direct each of the Guarantor Subsidiaries to guarantee the Notes on the terms set forth in the Indenture and to endorse the guarantees on the Notes, in the form set forth in the Indenture (the "GUARANTEES").



                     Note and Warrant Purchase Agreement
                     -----------------------------------

          1.4.  Defined Terms.  Certain capitalized terms used in this Agreement
                -------------
are defined in Section 9; references to "Exhibit" are, unless otherwise specified, to one of the exhibits attached to this Agreement and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

          2.   PURCHASE AND SALE OF NOTES AND PURCHASE WARRANTS.   2.1.  Sale
                                                                         ----
and of Notes.  The Company hereby agrees to sell to you and, subject to the
------------
terms and conditions herein set forth, you agree to purchase from the Company, at the Closing provided for in Section 3 hereof, Notes in the principal amount specified opposite your name in the schedule of purchasers at the end hereof (the "SCHEDULE OF PURCHASERS") at the purchase price of 88% of the principal amount of such Notes. You and the Company agree (as contemplated by section 1273(c) of the Code and Treasury Regulations section 1.1273-2(h) for federal income tax purposes, that the "issue price" of each Note under section 1273(b) of the Code shall equal the purchase price thereof (as set forth in the preceding sentence). You and the Company agree to use the foregoing issue price for U.S. federal income tax purposes with respect to this transaction.

          2.2.  Sale and Purchase of the Purchase Warrants. Subject to the terms
                ------------------------------------------
and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Purchase Warrants for the purchase of the number of shares of Class A Common Stock specified opposite your name in the Schedule of Purchasers at a purchase price for such Purchase Warrants of $1.33 for each share of Class A Common Stock subject to such Purchase Warrants. You and the Company agree (as contemplated by Section 1273(c) of the Code and Treasury Regulations section 1.1273-2(h), for U.S. federal income tax purposes, that the aggregate purchase price of all the Purchase Warrants to be issued to you hereunder is the purchase price paid by you for such Purchase Warrants (as set forth in the preceding sentence). You and the Company agree to use the foregoing for all U.S. federal income tax purposes with respect to this transaction.

          2.3.  Other Agreements.  Contemporaneously herewith, the Company is
                ----------------
entering into separate Note and Warrant Purchase Agreements (the "OTHER PURCHASE AGREEMENTS") identical to this Agreement with the other purchasers (the "OTHER PURCHASERS") named in the Schedule of Purchasers, providing for the sale to the Other Purchasers of the Notes

                      Note and Warrant Purchase Agreement
                      -----------------------------------
and Purchase Warrants specified opposite their names in the Schedule of Purchasers. You and the Other Purchasers are herein referred to collectively as the "PURCHASERS" and individually as a "PURCHASER."

          3. THE CLOSING. The sales of the Notes and Purchase Warrants to be purchased by you and the Other Purchasers shall take place at a closing (the "CLOSING") to be held at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York at 11:00 a.m., New York time, on December 1, 1995, or such later time as the parties hereto may agree (such date, the "CLOSING DATE"). At the Closing, (a) the Company will deliver to you the Notes to be purchased by
                 -
you, in the form of a single Note (or such greater number of Notes as you may request), dated the Closing Date and registered in your name (or in the name of your nominee), against payment of the aggregate purchase price therefor by transfer of immediately available funds for credit as directed by the Company in writing in Schedule 3 hereto, and (b) the Company will delivery to you the
                                   -
Purchase Warrants to be purchased by you, in the form of a single Purchase Warrant (or such greater number of Purchase Warrants as you may request), dated the Closing Date, and registered in your name (or in the name of your nominee), against payment of the aggregate purchase price therefor by transfer of immediately available funds for credit as directed by the Company in Schedule 3 hereto. If at the Closing, the Company shall fail to tender the Notes or Purchase Warrants to be purchased by you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your option, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

          4. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes and Purchase Warrants to be purchased by you at the Closing is subject to the satisfaction (or waiver by you), prior to or at the Closing, of the following conditions:

          4.1.  Documents Delivered.  You and your special counsel shall have
                -------------------
received the following documents, in each case in form and substance satisfactory to you (except that documents required to be in a form of an exhibit hereto need only be in the form of such exhibit, appropriately completed):

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          (a) This Agreement, duly executed by the Company; the Indenture, duly executed by the parties thereto; a Note or Notes, dated the Closing Date and registered in your name or the name of your nominee and duly executed by the Company, in the aggregate principal amount specified opposite your name in the Schedule of Purchasers and a Purchase Warrant or Purchase Warrants, dated the Closing Date and registered in your name or the name of your nominee and duly executed by the Company, for the purchase of the number of shares of Class A Common Stock specified opposite your name in the Schedule of Purchasers.

          (b) A copy of the Restated Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

          (c) Copies of certificates of the appropriate Secretary of State, relating to the Company and each Guarantor, dated as of a recent date, as to the good standing of the Company and such Guarantor in their respective states of incorporation.

          (d) Copies of all opinions of counsel to the Company delivered hereunder or in connection with the Registration Rights Agreement and the Consent Agreement addressed to you, of the counsel delivering such opinions.

          (e) Secretary's Certificates of each of the Company and each of the Guarantors as to (A) its Certificate of Incorporation and By-Laws, (B) the
                       -                                                 -
     resolutions of the Board of Directors adopting and approving each of the Operative Agreements and any other agreements relating to the transactions contemplated by this Agreement to which it is a party, and (C) the names,
                                                                 -
     offices and signatures of the Company or such Guarantor's officers executing any documents in connection with the transactions contemplated by this Agreement.

          (f) You shall have received true and correct copies of the documents listed on Schedule 4.1(f) hereof.

          (g) Such other approvals, opinions or documents as you may reasonably request.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          4.2.  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Company contained in this Agreement, and those otherwise made in writing by the Company in the Consent Agreement or any Officers' Certificates delivered to you by or on behalf of the Company, in connection with the transactions contemplated by this Agreement, shall be true and correct when made and at and as of the time of the Closing. Each Guarantor's representations and warranties made by it in the Indenture shall be true and correct when made and as of the time of the Closing.

          4.3.  Performance; No Default.  The Company shall have performed and
                -----------------------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no default shall have occurred and be continuing with respect to any obligations of the Company or any Guarantor, as applicable, under any Operative Agreement. The Company shall have delivered to you an Officers' Certificate dated the Closing Date, certifying that, at the time of the Closing, after giving effect to the Required Consents, and immediately following consummation of the transactions contemplated by this Agreement to occur on the Closing Date, no default or event of default under the Indenture shall have occurred or be continuing.

          4.4.  Opinions of Counsel.  You shall have received favorable
                -------------------
opinions, dated the Closing Date, from (a) Weil, Gotshal & Manges, special
                                        -
counsel for the Company, substantially in the form set forth in Exhibit C-1, and covering such matters incident to the transactions and (b)Gregory Wozniak, Esq.,
                                                        -
Corporate Counsel of the Company, substantially in the form set forth in Exhibit C-2. It is understood and agreed that the opinions are being delivered to you upon the direction of the Company and that you are hereby authorized to rely on such opinions.

          4.5.  Compliance Certificates.  The Company shall have delivered to
                -----------------------
you an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.2, 4.3 and 4.10 of this Agreement have been fulfilled and demonstrating that, after giving effect to the issuance of all of the Notes and the Purchase Warrants and the consummation of the other transactions contemplated by this Agreement (including, without limitation, the Nirenberg Transaction), the Company will be in compliance with the limitations on the incurrence or maintenance of Indebtedness contained in any instrument or agreement applicable to or binding on the Company or any of the Company's Subsidiaries

                      Note and Warrant Purchase Agreement
                      -----------------------------------

(including, without limitation, the Indenture) or certifying that a complete and correct copy of a waiver or waivers of compliance with such limitations is attached to such Officers' Certificate. Each of the Guarantor's shall have delivered to you an Officers' Certificate, dated the Closing Date, certifying that the representations and warranties made by it in the Indenture are true and correct as of the time of the Closing.

          4.6.  Endorsement of Guarantees.  Each of the Guarantors shall have
                -------------------------
duly endorsed the Guarantees on the Notes being purchased by you.

          4.7.  Replacement of Original Trustee; Consent Agreement.  (a)
                --------------------------------------------------
Replacement of Original Trustee.  The Original Trustee shall have been replaced
-------------------------------
as indenture trustee under the Original Indenture. First Bank National Association shall have accepted the appointment of the Company as successor trustee under the Original Indenture.

          (b)  Execution and Performance of Consent Agreement by the Company.
               -------------------------------------------------------------
The Company shall have executed the Consent Agreement, substantially in the form of Exhibit D hereto, and shall have performed and complied with all agreements and conditions contained in the Consent Agreement required to be performed or complied with by it prior to or at the Closing, including without limitation, taking all action to authorize the execution and delivery of the Amendment Warrants to be distributed to the 1994 Note Holders. Each of the 1994 Note Holders executing the Consent Agreement as of the Closing Date shall have received their pro rata shares of the Amendment Warrants on such Closing Date.
               --- ----

          (c)  Execution of Required Consents.  Holders of at least 51% of the
               ------------------------------
aggregate principal amount of the 1994 Notes shall have executed the Consent Agreement (the "REQUIRED CONSENTS"). The Required Consents shall be in full force and effect in accordance with the term of the Consent Agreement, subject only to the sale and purchase of the Notes.

          4.8.  Sale of Other Notes and Purchase Warrants. Contemporaneously
                -----------------------------------------
with the Closing, the Company shall have sold to the Other Purchasers the Notes and Purchase Warrants to be purchased by them at the Closing and shall have received payment in full therefor.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          4.9.  Registration Rights Agreement.  A Registration Rights Agreement,
                -----------------------------
substantially in the form of Exhibit E hereto (the "REGISTRATION RIGHTS AGREEMENT") shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.

          4.10.  Consummation of the Nirenberg Transaction. Contemporaneously
                 -----------------------------------------
with the Closing, the Nirenberg Transaction shall have been consummated. You shall have received true, complete and correct copies of the Nirenberg Documents.

          4.11.  Purchase Permitted by Applicable Laws.  On the Closing Date,
                 -------------------------------------
the purchase of and payment for the Notes and Purchase Warrants to be purchased by you on the terms and conditions herein provided (including the use of the proceeds of the issuance of such Notes and Purchase Warrants by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax (other than income tax), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

          4.12.  Proceedings and Documents.  All corporate and other proceedings
                 -------------------------
taken or to be taken by the Company or any of the Guarantors in connection with the transactions contemplated by this Agreement and all documents incident to such transactions (including, without limitation, the Notes, the Guarantees, the Registration Rights Agreement, the Warrants, the Indenture, the Consent Agreement and the Nirenberg Documents) shall be reasonably satisfactory in substance and form to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

          4.13.  No Adverse U.S. Legislation, Action or Decision, etc.  No
                 ----------------------------------------------------
legislation shall have been passed by either House of Congress, or introduced and favorably reported for passage to either House of Congress by any committee of either such House, no other action shall have been taken by any United States governmental authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been tendered by any court of com-

                      Note and Warrant Purchase Agreement
                      -----------------------------------
petent jurisdiction in the United States, which would materially and adversely affect the Notes or Purchase Warrants being purchased by you hereunder as an investment or the payment of any part of the commitment fee provided for in
Section 4.21 hereof or the issue and delivery of the Amendment Warrants.

          4.14.  Compliance with Securities Laws.  The offering and sale of the
                 -------------------------------
Notes and the Purchase Warrants to be issued at the Closing under this Agreement and the Other Purchase Agreements, the endorsement of the Guarantees on the Notes, the solicitation by the Company of the Consents, and the consummation of other transactions contemplated by the Operative Agreements (including, without limitation, the execution and delivery of the Indenture and the delivery of the Warrants) to be effected at or prior to the Closing shall have complied with all applicable requirements of federal and state securities laws, including, without limitation, the Securities Act, the Exchange Act and the Trust Indenture Act, and you shall have received evidence thereof satisfactory to you.

          4.15.  No Actions Pending.  There shall be no suit, action,
                 ------------------
investigation, inquiry or other proceeding by any governmental body or other Person or any other legal or administrative proceeding pending or threatened which (a) seeks to enjoin or otherwise prevent the consummation of, or to
       -
recover any damages or obtain relief as a result of any of the transactions contemplated by the Agreement, or (b) is related to this Agreement and would, in
                                   -
your reasonable opinion, have a reasonable likelihood of having a materially adverse effect on any of the parties hereto or any transaction contemplated hereby.

          4.16.  Private Placement Numbers.  The Company shall have obtained for
                 -------------------------
the Notes and for the Warrants, Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

          4.17.  Conduct of Business. Except as contemplated by this Agreement,
                 -------------------
the Other Purchase Agreements, the Indenture and the Consent Agreement (i) there
                                                                        -
shall not have occurred any change in the capitalization (whether in debt or equity) or corporate structure of the Company or any Guarantor, (ii) the Company
                                                                 --
shall not have declared or paid any common stock dividend or purchased or redeemed any shares of any class of its capital stock or set aside any

                      Note and Warrant Purchase Agreement
                      -----------------------------------
amounts for such purposes or made any other payment or distribution on or in respect of any class of capital stock and (iii) neither the Company nor any
                                           ---
Guarantor shall have made or announced its intention to make any agreement or commitment, or to issue any warrants or rights, contemplating any events specified in clause (i) or (ii) above.

          4.18.  Solvency of the Company; Fairness of Nirenberg Transaction.
                 ----------------------------------------------------------
The Company shall have delivered to you a letter of Houlihan, Lokey, Howard & Zukin, Inc., addressed to the Company and you and the Other Purchasers, as to the solvency of the Company on the Closing Date and after giving effect to the Nirenberg Transaction and the other transactions contemplated by this Agreement. The Company shall have received a letter from Houlihan, Lokey, Howard & Zukin, Inc., addressed to the Company, as to the fairness of the consideration received by the Company in connection with the Nirenberg Transaction.

          4.19.  Bank Credit Agreement.  The Bank Credit Agreement, which
                 ---------------------
provides for aggregate credit facilities in an aggregate principal amount of up to $20,000,000 shall be in full force and effect on the Closing Date and no term or condition thereof shall have been amended or modified in a manner which is adverse to you as a holder of Notes or 1994 Notes. The Company will have delivered to you a true and correct copy of the Amended and Restated Bank Credit Agreement.

          4.20.  Legal Fees and Expenses.  Your special counsel shall have
                 -----------------------
received payment from the Company of its statement for fees, expenses and disbursements in connection with the negotiation, preparation and review of this Agreement, the Other Purchase Agreements, the Notes and Purchase Warrants being purchased by you and the Other Purchasers, the Indenture and all other documents in connection with the transactions contemplated hereby and thereby.

          4.21.  Commitment Fee.  The commitment fees set forth on Schedule 4.21
                 --------------
shall have been paid in the form indicated and in the manner indicated to the Persons on such Schedule in the amounts set forth opposite their respective names, in immediately available funds.

           5. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants that:

          5.1.  Organization, etc.  The Company is a corporation duly
                -----------------
organized, validly existing and in good stand-

                      Note and Warrnat Purchase Agreement
                      -----------------------------------
ing under the laws of the State of Delaware, has all requisite power and authority, including all licenses, permits, franchises, patents, copyrights, trademarks, trade names, service marks, service names, consents, and approvals, to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction where such qualification or authorization is required, except where the failure so to qualify, to be authorized or to be in good standing would not have a Material Adverse Effect.

          5.2.  Authorization.  Each of the Company and the Guarantors has all
                -------------
requisite power and authority to enter into and perform all of its obligations under this Agreement and the other Operative Agreements to which it is a party. The Company has all requisite power and authority to issue and sell the Notes and the Purchase Warrants. Each of the Guarantors has all requisite power and authority to endorse the Guarantees on the Notes. The Company has all requisite power and authority to issue the Amendment Warrants.

          5.3.  Subsidiaries.  Exhibit G correctly lists the name of each
                ------------
Subsidiary of the Company, including, without limitation, each Guarantor Subsidiary on the date of this Agreement and (i) the jurisdiction of its
                                              -
incorporation, and (ii) the percentage of its issued and outstanding shares
                    --
owned by the Company or another of its Subsidiaries (specifying each such other Subsidiary). Each such Subsidiary is a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, and to carry on its business as now conducted and as proposed to be conducted. All the issued and outstanding shares of capital stock of each such Subsidiary are validly issued, fully paid and non-assessable, and all such shares indicated in Exhibit G as owned by the Company or another Subsidiary are so owned beneficially and of record by the Company or such other Subsidiary free and clear of any Lien. From and immediately after the Closing, each of the Guarantor Subsidiaries is and will be a Guarantor under the Indenture.

          5.4.  Governmental Consents, etc.  Except as set forth in Schedule
                --------------------------
5.4, no registrations with, or consents or approvals of, filings and other action in respect of, any governmental authority are or will be required in connection with the transactions contemplated by the Agreement, the Other Purchase Agreements, any other Operative Agreement or

                      Note and Warrant Purchase Agreement
                      -----------------------------------
the Nirenberg Documents, including, without limitation, the offering, issuance, sale and delivery of the Notes and the Purchase Warrants, the consummation of the Nirenberg Transaction, the delivery of the Amendment Warrants, other than any which have been made, obtained, given, filed or taken and are in full force and effect or the failure to make, obtain, give, file or take would not have a material adverse effect on the interests of the 1995 Note Holders, the 1994 Note Holders or the Warrant Holders under this Agreement, the Other Purchase Agreements or any of the other Operative Agreements, as applicable, or the ability of the Company, and each Guarantor as applicable, to perform timely its obligations under this Agreement, the Other Purchase Agreements and the other Operative Agreements.

          5.5.  Enforceability.  Each of this Agreement and the other Operative
                --------------
Agreements constitutes the legal, valid and binding obligation of the Company, and each Guarantor, as applicable, in each case enforceable in accordance with its respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

          5.6.  Business; Financial Statements.  (a)  The Company has heretofore
                ------------------------------
furnished to the Purchasers complete and correct copies of (i) an audited
                                                            -
balance sheet and statement of operations of the Company and its Subsidiaries as of and for the Company's most recently completed full fiscal year (ii) a balance
                                                                   --
sheet and statement of operations for the Company and its Subsidiaries as of and for each of the last three fiscal quarters of the Company in each case showing the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the end of each such period and for the then elapsed portion of the fiscal year of the Company. Each such financial statement presents fairly the financial position and results of operations of the Company and its Subsidiaries and has been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified, subject, in the case of the financial statements referred to in clause (ii) of this Section 5.6(a), to normal year-end audit adjustments. The balance sheets referred to in clause (i) of this Section 5.6(a) and any notes thereto disclose all material liabilities, direct or contingent, of the Company and its Subsidiaries as of the respective dates thereof as required to be disclosed therein by GAAP.

                     Notes and Warrant Purchase Agreement
                     ------------------------------------

          (b) At the time of the Closing and immediately after giving effect to the transactions contemplated by this Agreement, the Other Purchase Agreements, and the other Operative Agreements, including, without limitation, the issue and sale of the Notes and the Purchase Warrants, the execution and delivery of the Indenture and the consummation of the Nirenberg Transaction: (i) the aggregate
                                                               -
value of all of the assets of the Company and the Subsidiaries, taken together, at a fair valuation, in each case, exceeds the respective probable liabilities of the Company and its Subsidiaries, taken together (including contingent, unmatured and unliquidated liabilities); (ii) the Company and its Subsidiaries,
                                          --
taken together, will (and have no reason to believe that they will not have thereafter) have sufficient cash flow to enable each of them to repay their respective debts and liabilities as they mature or come due; and (iii) none of
                                                                  ---
the Company and its Subsidiaries will have unreasonably small capital. For purposes of this Section 5.6, the "fair value" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions.

          5.7.  No Material Adverse Change.  There has been no material adverse
                --------------------------
change in the business, assets, prospects, properties, operations of or in the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), since the date of the most recent balance sheet referred to in Section 5.6(a)(i) hereof.

          5.8.  Indebtedness.  Schedule 5.8 correctly sets forth all
                ------------
Indebtedness of the Company and the Subsidiaries outstanding or proposed to be outstanding at the Closing, after giving effect to the transactions contemplated by this Agreement, or for which the Company or any of the Subsidiaries has commitments, and identifies the collateral, if any, securing any such Indebtedness. Neither the Company nor any of the Subsidiaries is in default on the date of this Agreement with respect to any Indebtedness outstanding.

          5.9.  Litigation; Compliance with Laws. (a)  There are no actions,
                --------------------------------
suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Company or any Subsidiary,

                      Note and Warrant Purchase Agreement
                      -----------------------------------
threatened against or affecting the Company or any Subsidiary or the businesses, assets or rights of the Company or any Subsidiary (i) which involve the
                                                   -
transactions contemplated by this Agreement or any other Operative Agreement except as set forth in Schedule 5.9, or (ii) except as set forth in Schedule
                                         --
5.9, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of the Company and the Subsidiaries taken as a whole to conduct business substantially as now conducted or materially and adversely affect the business, assets, operations or condition, finan cial or otherwise, of the Company and the Subsidiaries taken as a whole or impair the validity or enforceability of, or the ability of any of the Company or, as applicable, any Subsidiary to perform its respective obligations under, this Agreement, the Other Purchase Agreements, any of the other Operative Agreements or the Nirenberg Documents.

          (b) None of the Company or any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, where such violation or default could have a Material Adverse Effect. The issuance of the Notes and Purchase Warrants hereunder, the use of the proceeds from the sale of the Notes and Purchase Warrants, and the consummation of the other transactions contemplated by this Agreement and by the other Operative Agreements, will not violate any applicable law or regulation or violate or be prohibited by any applicable judgment, writ, injunction, decree or order of any court or governmental instrumentality or agency.

          5.10.  Compliance with Orders, Other Instruments. Neither the Company
                 -----------------------------------------
nor any of its Subsidiaries is in viola tion of the terms of its certificate of incorporation or by-laws or any term of any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, ar bitrator or governmental authority (including, without limitation, any law, ordinance, rule, regulation, or order relating to environmental, health and safety standards or equal employment practice requirements), the consequences of which violation would have a Material Adverse Effect. The consummation of the transactions contemplated by this Agree ment and the other Operative Agreements will not (i) violate
          -

                      Note and Warrant Purchase Agreement
                      -----------------------------------

(A) any applicable provision of law, statute, rule or regulation or the
 -
certificate of incorporation or by-laws or regulations of the Company or, in respect of the Guarantees, any Subsidiary, (B) any order of any court, or any
                                            -
rule, regulation or order of any other agency of government binding on the Company or any Subsidiary, or (C) any provisions of any indenture, agreement or
                               -
other instrument to which the Company or any Subsidiary or any of their respective properties or assets is or may be bound, (ii) be in conflict with,
                                                     --
result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (i) (C) above, or (iii) result in the creation or imposition of any Lien of
    -   -             ---
any nature whatsoever upon any property or assets of the Company or any Subsidiary.

          5.11.  Patents, Trademarks, Authorizations, etc. The Company and each
                 -----------------------------------------
of the Guarantors own or possess, without any material conflict with the rights of others, all licenses and authorizations, and all rights with respect to patents, trademarks, service marks, tradenames and copyrights which the failure to own or possess would have a Material Adverse Effect.

          5.12.  Certain Fees.   No broker's, finder's, investment banker's or
                 ------------
similar fee or commission has been paid or will be payable by the Company with respect to or for any services rendered to the Company or any Affiliate ancillary to the offer, issue and sale of the Notes or the Purchase Warrants or the other transactions contemplated by this Agreement except the commitment fees under Section 4.21 and the Amendment Warrants.

          5.13.  Federal Reserve Regulations.  The Company does not own and does
                 ---------------------------
not have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"), the current market value of which would equal or exceed 25% of the assets of the Company. No part of the proceeds of the Notes or the Purchase Warrants will be used in a manner that violates Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve Act. Neither the Company nor any agent acting on its behalf has taken or will take any action which would cause this Agreement, the Notes or the Purchase Warrants to violate Regulation G, Regulation T (12 CFR Part 224), Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the

                      Note and Warrant Purchase Agreement
                      -----------------------------------

Exchange Act, as amended, in each case as in effect now or as the same may hereafter be in effect.

          5.14.  Taxes.  The Company and each of the Subsid iaries, has filed or
                 -----
caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes required to be paid with respect to the taxable periods covered by such returns or on any assessment received by it, and has paid any taxes or assessments therefor required to be paid without the filing of any return, other than any taxes or assessments the validity of which the Company or any of its Subsidiaries is contesting in good faith by appropriate proceedings, and with respect to which the Company or any such Subsidiary shall have set aside on its books adequate reserves. The Federal income tax returns of each of the Company and its Consolidated Subsidiaries have been audited by the United States Internal Revenue Service through the respective year set forth opposite its name on
Schedule 5.14, and, except as set forth on Schedule 5.14, neither the Company nor any of the Subsidiaries has, as of the date hereof, requested or been granted any extension of time to file any Federal tax return.

          5.15.  Compliance with ERISA.  (a)  Neither the Company nor any of its
                 ---------------------
Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction, and no such breach or prohibited transaction has occurred, which, in any such case, could result in any direct or indirect liability (including, without limitation, as a result of an indemnification obligation) to the Company or any of its Subsidiaries in connection with a suit for damages or pursuant to section 409, 502(i) or 502(l) of ERISA or section 4975 of the Code where such breach or prohibited transaction would have a Material Adverse Effect.

          (b) Other than for premiums payable in the normal course that are not past due, none of the Company, any of its Subsidiaries nor any Related Person has incurred any direct or indirect material liability (including, without limitation, as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists or, to the Company's best knowledge, is expected to occur or exist with respect to any Plan that could result in any such liability to the Company, any of its Subsidiaries or any Related Person. There has been no reportable event (within the meaning of section 4043(b) of

                      Note and Warrant Purchase Agreement
                      -----------------------------------

ERISA) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC.

          (c) Full timely payment has been made of all amounts which the Company, any of its Subsidiaries or any Related Person is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan , and no accumulated funding deficiency (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any Plan (other than a Multiemployer Plan). Except as set forth on Schedule 5.15, neither the Company, any of its Subsidiaries nor any Related Person maintains or contributes to, and at no time during the preceding six years has the Company, any of its Subsidiaries or any Related Person maintained or contributed to, any Plan that is subject to section 302 or Title IV of ERISA or section 412 of the Code.

          (d) The present value of the benefit liabilities (whether or not vested) under each Plan (other than a Multiemployer Plan), determined as of the end of each such Plan's most recently ended Plan year on the basis of the actuarial assumptions specified for funding purposes in each such Plan's actuarial valuation report for such Plan year, each of which assumptions is reasonable and in compliance with section 412 of the Code, did not exceed the current value of the assets of each such Plan allocable to such benefit liabilities, and no event has occurred since such date that could reasonably be expected to cause the present value of such benefit liabilities to increase by a material amount. The terms "present value," "current value," "benefit liabilities" and "unfunded benefit liabilities" shall have the meanings assigned to such terms in section 3 or 4001 of ERISA, as applicable.

          (e) No Plan is a Multiemployer Plan or a "multiple employer" plan (within the meaning of section 4063 or 4064 of ERISA) except as set forth on
Schedule 5.15.

          (f) The execution and delivery of this Agreement and the Other Purchase Agreements and the issuance and sale of the Notes and the Purchase Warrants hereunder and thereunder will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

The Company is not a party in interest with respect to any employee benefit plan whose name has been disclosed to the Company pursuant to Section 6.3 (b), and securities of the Company are not employer securities with respect to any such plan.

The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 6.3 of this Agreement and the respective representations of the Other Purchasers in Section
6.3 of the Other Purchase Agreement as to the source of the funds to be used by you and the Other Purchasers to pay the purchase price of the Notes to be purchased by you and the Other Purchasers. As used in this Section 5.15, the terms "employee benefit plan" and "party in interest" have the respective meanings assigned to such terms in section 3 of ERISA and the term "employer securities" has the meaning assigned to such term in section 407(d)(1) of ERISA.

          5.16.  Disclosure.  None of the Operative Agreements, the Nirenberg
                 ----------
Documents or any Officers' Certificate furnished to you by or on behalf of the Company or any of the Guarantors in connection with the transactions contemplated by the Operative Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which may reasonably be expected to be or result in a Material Adverse Effect.

          5.17.  Investment Company Act; Public Utility Holding Company Act.
                 ----------------------------------------------------------
Neither the Company nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither the Company nor any Subsidiary is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          5.18.  Capitalization of the Company.  The authorized capital stock
                 -----------------------------
of the Company is as set forth on Schedule 5.18 ("CAPITAL STOCK"). Except as set forth on Schedule 5.18, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights), commitments or agreements of any character relating to any capital stock of the Company.

          At the time of the sale of the Notes and Purchase Warrants and after giving effect to the other transactions contemplated by this Agreement and the other Operative

                      Note and Warrant Purchase Agreement
                      -----------------------------------

Agreements, all outstanding shares of Capital Stock of the Company will be validly issued, fully paid and non-assessable. At the time of the Closing and after giving effect to the transactions contemplated by this Agreement, the Company will not have outstanding stock or securities convertible into or exchangeable or exercisable for any shares of its Capital Stock (other than pursuant to Section 4.5 of the Restated Certificate of Incorporation), nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock. At the time of the Closing and after giving effect to the transactions contemplated by this Agreement, the Company shall not be subject to any obligation (contingent or otherwise) to redeem, purchase or otherwise acquire or retire any shares of Capital Stock. At the time of the Closing and after giving effect to the transactions contemplated by this Agreement, the Company shall not be a party to any agreement restricting the transfer of any shares of its Capital Stock except as may be required by applicable law. At the time of the Closing, assuming issuance of all the Amendment Warrants issuable pursuant to the Consent Agreement, the Warrants will be exercisable for Class A Common Stock constituting not less than 26% of the Class A Common Stock of the Company on a fully diluted basis.

          5.19.  Offering of Notes or Purchase Warrants. Neither the Company nor
                 --------------------------------------
any agent acting on its behalf has, directly or indirectly, offered the Notes or Purchase Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes or Purchase Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person other than you, the Other Purchasers and not more than three (3) other accredited investors and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the issuance of the Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          5.20.  Foreign Assets Control Regulations, etc. Neither the issue and
                 ---------------------------------------
sale of the Notes or Purchase Warrants nor the use of the proceeds thereof as contemplated by this Agreement will violate any of the following regulations of the United States Treasury Department (31 C.F.R. Subtitle B,

                      Note and Warrant Purchase Agreement
                      -----------------------------------

Chapter V, as amended): the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Nicaraguan Trade Control Regulations, the Panamanian Transaction Regulations and the Soviet Gold Coin Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V as amended), Executive Order No. 12635, 53 Fed. Reg. 12134 (1988), Executive Order 12724, 55 Fed. Reg. 33089 (1990) or Executive Order 12725, 55 Fed. Reg. 33091 (1990).

          5.21.  Absence of Undisclosed Liabilities.  After giving effect to the
                 ----------------------------------
transactions contemplated by this Agreement, neither the Company nor any Subsidiary will, to the best of the knowledge of the Company, have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, including taxes with respect to or based upon transactions or events occurring at or prior to the Closing, other than (i) the obligations of the
                                                  -
Company under this Agreement, (ii) liabilities fully and adequately reflected or
                               --
reserved against in the financial statements referred to in Section 5.6(a) hereof, (iii) liabilities incurred under agreements (other than agreements to
         ---
borrow money), leases or purchase orders entered into in the ordinary course of business, and (iv) other liabilities reflected in Schedules attached to this
               --
Agreement, and (v) such other obligations or liabilities that, singularly or in
                -
the aggregate, would not have a Material Adverse Effect.

          5.22.  Use of Proceeds.  Contemporaneously with the Closing, the
                 ---------------
Company will use the proceeds of the sale of the Notes and Purchase Warrants to consummate the Nirenberg Transaction.

          5.23. Licenses.  The Company and the Guarantors hold all licenses,
                --------
franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License") required for the conduct of their respective businesses as now being conducted, and are operating in compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

           5.24.  Environmental Regulation, Etc.
                  ------------------------------

                  (a) Except as set forth on Schedule 5.24, to the knowledge of the Company, each of the Company and its Subsidiaries (i) has no liability under any
                                                   -
Environmental Law or common law cause of action relating to or arising from environmental conditions which could have a Material Adverse Effect, and any property owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with all applicable Environmental Laws to the extent that failure to comply could have a Material Adverse Effect; and (ii) has never entered into or been subject to any judgment,
                     --
consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law, other than such judgment, consent, decree, compliance order, administrative order or claim which, singularly or in the aggregate, do not have a Material Adverse Effect.

          (b)  Except as set forth on Schedule 5.24, to the knowledge of the
Company:  (i) each of the Company and its Subsidiaries has not generated,
           -
transported, used, stored, treated, disposed of, or managed any Hazardous Waste, except in accordance with applicable Environmental Laws or such violations as would not have a Material Adverse Effect; (ii) the Company is not aware of any
                                           --
Release or Threat of Release of a Hazardous Material at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries that would have a Material Adverse Effect; and (iii) the Company
                                                             ---
and its Subsidiaries have never had a lien imposed by any governmental agency or authority on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material which lien would have a Material Adverse Effect.

          5.25.  Transactions with Affiliates.  Except for the Nirenberg
                 ----------------------------
Transaction and the Kupperman Transaction, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among the Company or any of its Subsidiaries and any of the Company's officers or directors or stockholders or any of their respective Affiliates or associates. Schedule 4.1(f) sets forth all of the documents entered into or to be entered into by the Company, any of the Guarantors, or any of their respective officers and directors in connection

                      Note and Warrant Purchase Agreement
                      -----------------------------------
with the Nirenberg Transaction and the Kupperman Transaction (the "Nirenberg
                                                                   ---------
Documents").  Upon consummation of the Nirenberg Transaction, none of Nirenberg,
---------
FCN, the Foundation or any other entity controlled by Nirenberg, FCN or the Foundation will have any right, interest or claim to any of the interests transferred to the Company in connection with the Nirenberg Transaction or any claim against the Company. Nirenberg, on behalf of himself and his affiliates, has released the Company and its affiliates from any and all claims that Nirenberg and/or his affiliates ever had, now has, or hereafter can, shall or may have, for, upon or by reason of his former employment with, service as an officer and director of, or direct or indirect holding of equity securities of the Company, including, without limitation, by virtue of the FCN Note (as defined in the Nirenberg Documents) or the agreements executed in connection therewith, or in any other capacity relating to the Company, and the termination of the foregoing relationships, including, but not limited to, any claims arising under any federal, state or local law or ordinance, tort, employment contract (express or implied), public policy, or any other obligation, including, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all claims for wrongful discharge, workers' compensation, wages, monetary or equitable relief, vacation, compensation in lieu of vacation, disability, other employee fringe benefits, benefit plans, medical plans, or attorneys' fees; provided, however, that notwithstanding the foregoing,
                 --------  -------
Nirenberg reserves and has not released (i) any rights he may have pursuant to the Company's 401(k) and profit sharing plans, (ii) his ability to seek and obtain indemnification by the Company to the extent he is entitled to be indemnified by the Company pursuant to this Agreement and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws as in effect on the date hereof, (iii) all claims relating to the performance of the Company's obligations under the Nirenberg Documents, and (iv) his ability to assert claims for contribution or other appropriate relief against the Company or one or more affiliates in any action in which he is a defendant commenced by any third party, including but not limited to one or more stockholders of the Company seeking to act on behalf of the Company. Upon consummation of the Kupperman Transaction, Kupperman shall have resigned as employee, officer and director of the Company and all of its Subsidiaries. Mr. Kupperman, on behalf of himself and his affiliates, has released all claims against the Company, its

                     Notes and Warrant Purchase Agreement
                     ------------------------------------
subsidiaries and their respective former, current and future officers, directors, employees, stockholders, agents, attorneys and other representatives from any and all actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, agreements, promises, judgments, demands, liability, claims and damages whatsoever, in law or at equity, that Kupperman and/or his Affiliates ever had, or may have, for or upon or by reason of his employment with, service as director of, or direct or indirect holding of equity security in the Company; provided however, that notwithstanding the foregoing, Kupperman
                -------- -------
reserved (A) any rights he may have pursuant to the Company's 401k and profit
          -
sharing plan, (B) any rights he may have under the Company's Other Employee
               -
Benefit Arrangements, (C) his ability to seek certain indemnification by the
                       -
Company, (D) all claims relating to the performance of the Company's obligations
          -
and (E) his ability to assert claims for contribution or other appropriate
     -
relief against the Company and its Affiliates.

          6.   REPRESENTATIONS OF THE PURCHASER.

          6.1.  Purchase for Investment.  You represent that you are purchasing
                -----------------------
the Notes and Purchase Warrants being purchased by you hereunder for your own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition
                                                  --------
of your property shall at all times be and remain within your control.

          6.2.  Corporate Authorization; Validity and Binding Effect. You
                ----------------------------------------------------
represent that you have full power and authority and have taken all action necessary to authorize you to enter into and perform your obligations under this Agreement and all other documents or instruments contemplated hereby. This Agreement is a legal, valid and binding obligation of yours, and is enforceable in accordance with its terms, except for (a) the effect upon this Agreement of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies. You further represent that you are an accredited investor as defined in Regulation D under the Securities Act and you understand and agree that the Notes have not been registered under the Securities Act or

                      Note and Warrant Purchase Agreement
                      -----------------------------------
any state securities law and may be sold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

          6.3.  Source of Funds.  At least one of the fol lowing statements is
                ---------------
an accurate representation as to the source of funds to be used by you to pay the purchase price of the Notes and Purchase Warrants purchased by you hereunder:

          (a) if you are an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has nay interests; or

          (b) if you are an insurance company, to the extent that any part of such funds constitutes assets allo cated to any separate account maintained by you, (i) such separate account is a "pooled separate account" within the meaning
      -
of Prohibited Transaction Class Exemption 90-1, in which case you have disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this sub division (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii)
                                                                            --
such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Company; or

          (c) if you are other than an insurance company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA), and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which you have delivered to the Company.

As used in this Section 6.3, the terms "employee benefit plan", "governmental plan", "party in interest" and "sep arate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          7.   COVENANTS OF THE COMPANY.

          7.1.  Performance of Company's Obligations.  The Company shall at all
                ------------------------------------
times promptly perform its obligations under the Indenture, the Warrants and the Registration Rights Agreement.

          7.2.  NASDAQ Stock Market.  As soon as practicable following the
                -------------------
Closing Date, the Company shall take all action necessary so that the Warrants and the shares of Class A Common Stock issuable on exercise thereof shall have been approved for trading on the NASDAQ Stock Market.

          7.3.  Financial Statements, Reports, etc.  For so long as any Notes
                ----------------------------------
and Warrants are not registered under the Securities Act, the Company shall furnish to each holder of Notes and Warrants:

          (a) within 120 days after the end of each fiscal year of the Company, a balance sheet and an income statement of the Company, showing the financial condition of the Company and the Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of operations during such year, and a statement of stockholders' equity and a statement of cash flows as of the close of such fiscal year, all the foregoing financial statements of the Company and the Subsidiaries on a consolidated basis to be prepared in accordance with GAAP consistently applied (except for such changes therein as the Accountants conclude are appropriate), such consolidated financial statements to be audited by the Accountants and accompanied by an opinion of the Accountants, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company and the Subsidiaries, on a consolidated basis at the end of, and for, such fiscal year with such exceptions or qualifications as the Accountants deem appropriate except that the opinion of the Accountants shall be free of exceptions or qualifications as to scope;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited balance sheet and an unaudited income statement showing the financial condition and results of operations of the Company and the Subsidiaries, on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year certified by a Financial Officer of the

                      Note and Warrant Purchase Agreement
                      -----------------------------------

     Company as presenting fairly the financial position and results of operations of the Company and the Subsidiaries on a consolidated basis and as having been prepared in accordance with GAAP consistently applied (except for such changes or exceptions therein as the Accountants conclude are appropriate), in each case subject to normal year-end audit adjustments;

          (c) promptly after the same become publicly available, copies of such annual, periodic and other reports, and such proxy statements and other information, as shall be filed by the Company or any Subsidiary with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act.

          7.4.  Additional Distribution of Warrants.  The Company agrees that,
                -----------------------------------
in the event that the Registrable Equity Securities (as defined in the Registration Rights Agreement) are not all registered under the Securities Act pursuant to an effective shelf registration statement (as provided for in the Registration Rights Agreement) on or before November 29, 1996, the Company shall, within 20 days of such date, distribute additional Warrants for the purchase of 121,500 Shares (as defined in the Warrant), on a pro rata basis to
                                                             --- ----
holders of record of the Purchase Warrants on November 26, 1996.

          7.5.  Agreement to Supplement Indenture.  The Company will undertake
                ---------------------------------
to work with the Trustee under the Indenture to amend or supplement certain provisions of the Indenture identified to the Company prior to the date hereof as the Trustee may determine necessary or appropriate.

          8.   PAYMENTS OF NOTES.

          8.1.  Place of Payment.  Payments of principal, premium, if any, and
                ----------------
interest becoming due and payable on the Notes shall be made at the principal office of the Trustee, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in the Borough of Manhattan, the City and State of New York, as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

          8.2.  Home Office Payment.  So long as you or your nominee shall be
                -------------------
the holder of any Note, and notwithstanding anything contained in Section 8.1, in the Indenture or on such Note to the contrary, all sums becoming due on such

                      Note and Warrant Purchase Agreement
                      -----------------------------------

Note for principal, premium, if any, and interest will be paid by the method and at the address specified for such purpose in the Schedule of Purchasers, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to Section 8.1 for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 3.7 of the Indenture. The Company will afford the benefits of this Section 8.2 to any Institutional Holder which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this Section 8.2.

          9. DEFINITIONS. For the purpose of this Agreement, the following terms have the meanings specified with respect thereto below:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms, "controlling" and "controlled" have meanings correlative to the foregoing.

          "AMENDMENT WARRANTS" means the warrants to purchase 500,000 shares of Class A Common Stock, subject to adjustment, substantially in the form of Exhibit F, at an initial exercise price as set forth therein issued or to be issued to the 1994 Note Holders in respect of the amendment of the Original Indenture embodied in the Indenture.

          "CAPITAL STOCK" has the meaning set forth in Section 5.18 hereof.

          "CDA" means the Connecticut Development Authority.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          "CDA NOTE" means the 9% Secured Promissory Note, dated March 12, 1992, in the original principal amount of $7,100,000, made by DM Associates in favor of the CDA.

          "CDA PLEDGE AGREEMENT" means the Stock Pledge Agreement, dated March 12, 1992, between DM Associates and CDA, which was subsequently assigned to FCN.

          "CLASS A COMMON STOCK" means the Class A Common Stock of the Company, par value $0.01 per share.

          "CLASS B COMMON STOCK" means the Class B Common Stock of the Company, par value $0.01 per share.

          "CLOSING" has the meaning set forth in Section 3 hereof.

          "CLOSING DATE" has the meaning set forth in Section 3 hereof.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMISSION" means the U.S. Securities and Exchange Commission and any successor federal agency having similar powers.

          "COMPANY" has the meaning set forth in the Pre amble hereof.

          "COMPANY SENIOR INDEBTEDNESS" has the meaning set forth in the Indenture.

          "CONSENT" or "CONSENTS" means the consent of 1994 Note Holder(s) to waiver of certain defaults under the 1994 Indenture, which consents are contained in the Consent Agreement.

          "CONSENT AGREEMENT" means the Consent and Waiver Agreement, substantially in the form of Exhibit D hereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata and ambient air.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          "ENVIRONMENTAL LAW(S)" means and includes any environmental or health and safety-related law, regulation, rule, ordinance, or legally enforceable requirement at the foreign, Federal, state, or local level.

          "EXCHANGE ACT" means, at any time, the Securities Exchange Act of 1934, as then in effect, or any similar Federal Statute then in effect, any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar federal statute.

          "EVENT OF DEFAULT" has the meaning set forth in the Indenture.

          "FCN" means FCN Partners Corporation, a Connecticut corporation.

          "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

          "GUARANTEES" has the meaning set forth in Section 1.3 hereof.

          "GUARANTORS" has the meaning set forth in the Indenture.

          "GUARANTOR SUBSIDIARY" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interest (including, without limitation, partnership interests) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company or (ii) one or more Guarantor Subsidiaries. Notwithstanding
    -                  --
the foregoing, the Non-Recourse Subsidiary shall not be deemed to be a Guarantor Subsidiary.

          "HAZARDOUS MATERIALS" means and includes any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other human health or safety, as defined or regulated under any Environmental Law.

          "HAZARDOUS WASTE" means and includes any hazardous waste as defined or regulated under any Environmental Law.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          "INDEBTEDNESS" has the meaning assigned to such term in the Indenture.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 10.2 hereof.

          "KUPPERMAN" means Mitchell J. Kupperman.

          "KUPPERMAN TRANSACTION" means the resignation and termination of Kupperman as an employee, officer and director of the Company and its Subsidiaries.

          "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 5 hereof.

          "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "1995 NOTE HOLDERS" means the beneficial owners of the Notes.

          "1994 NOTE HOLDERS" means the owners of record of the 1994 Notes on the date hereof.

          "1994 NOTES" means the 10-1/4% Senior Subordinated Notes of the Company issued pursuant to the 1994 Indenture.

          "NIRENBERG" means Charles Nirenberg.

          "NIRENBERG AGREEMENT" means that certain agreement dated as of October 30, 1995, by and among Nirenberg, FCN, the Nirenberg Foundation and the Company, as amended through the date hereof.

          "NIRENBERG DOCUMENTS" has the meaning set forth in Section 5.25 hereto.

          "NIRENBERG TRANSACTION" means the purchase by the Company, pursuant to and upon the terms set forth in the Nirenberg Agreement, (i) all right, title and interest in and to the limited partner interests of Nirenberg and the Nirenberg Foundation in DM Associates; (ii) all right, title and interest in and ownership by FCN of the CDA Note and all of FCN's right, title and interest in 1,220,000 shares of the Class B Common Stock pledged by DM Associates as security for the payment of the CDA Note pursuant to the CDA Pledge Agreement, the CDA Pledge Agreement and any other agreement executed by DM Associates in favor of the CDA in

                      Note and Warrant Purchase Agreement
                      -----------------------------------
connection with the CDA Note and/or the loan evidenced thereby; and (iii) all right, title and interest of Nirenberg, FCN and the Nirenberg Foundation pursuant to the agreements, instruments and letters dated January 25, 1995 and entered into by such parties with the Company and/or the other limited partners of DM Associates and the other general partners of New DM Management Associates I, a Connecticut general partnership, and new DM Management Associates II, a Connecticut general partnership, in connection with the reconstitution of DM Associates and its general partners.

          "NOTES" has the meaning set forth in Section 1.1 hereof.

          "OFFICERS' CERTIFICATE" means with respect to either the Company or any of its Subsidiaries, as the case may be, a certificate executed on behalf of such entity by (i) its President, one of its Vice Presidents and (ii) its chief
                -                                                 --
financial officer, chief accounting officer or its treasurer.

          "OPERATIVE AGREEMENTS" means this Agreement, the Other Purchase Agreements, the Guarantees the Indenture, the Notes, the Consent Agreement, the Warrants, the Registration Rights Agreement, and the Supplemental Indenture.

          "ORIGINAL INDENTURE" means the Indenture, among the Company, the Guarantors and Society National Bank, dated as of March 15, 1994, relating to the original issuance of the 1994 Notes, as supplemented by the Supplemental Indenture.

          "ORIGINAL TRUSTEE" means Society National Bank.

          "OTHER PURCHASE AGREEMENTS" has the meaning set forth in Section 2.3.

          "OTHER PURCHASERS" has the meaning set forth in Section 2.3.

          "PBGC" means the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

          "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          "PLAN" means an "employee benefit plan" (within the meaning of section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made by the Company, any of its Subsidiaries or any Related Person.

          "PURCHASE WARRANTS" has the meaning set forth in Section 1.2 hereof.

          "PURCHASERS" means the purchasers listed in the Schedule of Purchasers.

          "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section
4.9 hereof.

          "REGULATION G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "REGULATION T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "RELATED PERSON" means, as of any date of determination, any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is treated as a single employer under section 414 of the Code or the regulations promulgated thereunder.

          "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

          "REPORTABLE EVENT" means any reportable event as defined in section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of section 414 of the Code).

          "REQUIRED CONSENTS" has the meaning set forth in Section 4.7(c) hereof.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          "SCHEDULE OF PURCHASERS" has the meaning set forth in Section 2.1.

          "SECURITIES ACT" means, at any time, the Securities Act of 1933, as then in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of any such similar federal statute.

          "SUBSIDIARY" means any subsidiary of the Company which is a corporation, association or other business entity (including a partnership) that is incorporated or formed under the law of any United States jurisdiction.

          "SUPPLEMENTAL INDENTURE" means the Supplemental Indenture, dated as of November 29, 1995, by and among the Company, the Guarantors and First Bank National Association, as trustee.

          "THREAT OF RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

          "WARRANTS" means the Purchase Warrants and the Amendment Warrants.

          9.1.  Accounting Terms.  For the purposes of this Agreement, all
                ----------------
accounting terms not otherwise defined herein shall have the respective meaning assigned to them in accordance with GAAP.

          10.  MISCELLANEOUS.

          10.1.  Expenses.  Whether or not the transactions contemplated by this
                 --------
Agreement shall be consummated, the Company agrees to pay on demand all expenses in connection with such transactions and in connection with any amendment or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes and Purchase Warrants purchased by you, the Amendment Warrants issued to you, if any, or the other Operative Agreements, including, without limitation: (i) the cost and expenses of duplicating and printing this
                      -
Agreement, the other Operative Agreements, the Notes, the Warrants, of furnishing all opinions by counsel for the Company, and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or

                      Note and Warrant Purchase Agreement
                      -----------------------------------
complied with; (ii) the fees, expenses and disbursements of your special counsel
                --
in connection with the negotiation, preparation and review of this Agreement, the Other Purchase Agreements, the other Operative Agreements, the Notes, the Warrants, and in connection with the other transactions contemplated by this Agreement, and in connection with any amendment or waivers (whether or not the same become effec tive) of any documents thereof; (iii) the cost and expenses
                                                    ---
of obtaining Private Placement Numbers for the Notes and for the Warrants; and

(iv) the reasonable out-of-pocket expenses incurred by you in connection with
---
such transactions and any such amendments or waivers. The Company also agrees to save you and each of your Affiliates, your and their respective directors, officers, employees, agents and each Person who controls you or any Affiliate of yours within the meaning of the Securities Act or the Exchange Act harmless from, all claims, demands, or liabilities asserted against you in respect of the fees, if any, of brokers, finders or investment bankers or other similar fees and any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement, the issue of the Notes at the Closing, the issue of the Warrants at or prior to the Closing, and the waiver under or in respect of this Agreement, the other Operative Agreements, the Notes or the Warrants.

          10.2.  Indemnification.  The Company will indem nify and hold harmless
                 ---------------
each of you or any Affiliate of you, your and its respective directors, officers, employees, agents and each Person, if any, who controls you or any Affiliate of yours within the meaning of the Securities Act or Exchange Act (any and all of whom are referred to as the "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise, caused by or arising out of, or allegedly caused by or arising out of, (i) the execution and delivery of any of the
                              -
Operative Agreements and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations under any of the Operative Agreements (including, but not limited to, the issue and sale of the Notes and the Purchase Warrants) and

                      Note and Warrant Purchase Agreement
                      -----------------------------------
the consummation of the transactions contemplated hereby and thereby, (ii) the
                                                                       --
use of the proceeds of the Notes and the Purchase Warrants or (iii) any claim,
                                                               ---
litigation, inves tigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto; provided, however, that
                                                         --------  -------
such indemnity shall not, as to any Indemnified Party, apply to any such losses, claims, dam ages, liabilities or related expenses which shall have been determined, in a final, nonappealable judgment of a court of competent jurisdiction, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

          Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereun der, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the
                                                        --------
failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 10.2 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indem nified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indem nified Party will be entitled, at the expense of the Com pany, to employ counsel separate from counsel for the Com pany and for any other party in such action if the Indemni fied Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable.

          This indemnification will be in addition to any other obligation that the Company may otherwise have under any of the Operative Agreements, and shall survive the transfer of any Note or Warrant or portions thereof or interest therein by you or any of your Affiliates and the payment of any Note or exercise of any Warrant.

          10.3.  Amendments and Waivers.  Any term of this Agreement and the
                 ----------------------
observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a)the Company and (b) the holders of at least a majority in
                    -                  -
principal amount of the Notes at the time outstanding issued pursuant hereto and pursuant to the Other Purchase Agreements, provided that, (i) without the
                                           --------        -

                      Note and Warrant Purchase Agreement
                      -----------------------------------
prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall amend Section 10.3, or reduce the aforesaid percentages of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver; and (ii) without the prior
                                                          --
consent of the holders of all the Warrants amend Section 10.2. Any amendment or waiver effected in accordance with this Section 10.3 shall be binding on each holder of any Note issued and sold pursuant to this Agreement, any of the Other Purchase Agreements or the Indenture at the time outstanding, each future holder of any Note, each holder of any Warrant issued in connection with the transactions contemplated by this Agreement, each future holder of any Warrant, and the Company and its Subsidiaries.

          10.4.  Survival of Representations and Warranties; Entire Agreement.
                 ------------------------------------------------------------
All representations and warranties con tained in this Agreement or otherwise made in writing in any Officers' Certificate delivered to you by or on behalf of the Company or any of its Subsidiaries, shall survive the execution and the delivery of this Agreement, any inves tigation at any time made by you or on your behalf, the purchase of the Notes by you under this Agreement, any payment of the Notes, the issuance of any Warrants as contemplated by this Agreement or by the Consent Agreement, and any disposition of such Notes or Warrants. All statements contained in any Officers' Certificate delivered by or on behalf of the Company or any of its Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations or warranties of the Company under this Agreement.

          10.5.  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable against any holder or holders at any time of the Notes or the Purchase Warrants sold hereunder or any part thereof. Notwithstanding anything herein to the contrary, the Company may not assign its rights and obligations under this Agreement, other than by operation of law, without the prior written consent of (i) the
                                                                      -
holders of 66-2/3% of the outstanding principal amount of the Notes and (ii) the
                                                                         --
holders of 66-2/3% of the outstanding Purchase Warrants. This Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          10.6.  Disclosure to Other Persons. The Company acknowledges that the
                 ---------------------------
holder of any Note or Purchase Warrants may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's
                                                                -
directors, officers, employees, agents and professional consultants,

(ii) any other holder of any Note or Purchase Warrants, (iii) any Person to
---                                                      ---
which such holder offers to sell such Note or Purchase Warrant or any part thereof, (iv) any Person to which such holder sells or offers to sell a
          --
participation in all or any part of such Note or Purchase Warrant, (v) any
                                                                    -
governmental authority having jurisdiction over such holder, (vi) the National
                                                              --
Association of Insurance Commissioners or any similar organization or (vii) any
                                                                       ---
other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable
             -
to such holder, (b) in response to any subpoena or other legal process, (c) in
                 -                                                       -
connection with any litigation to which such holder is a party or (d) in order
                                                                   -
to protect such holder's investment in such Note or Purchase Warrant.

          10.7.  Notices.  All written communications provided for hereunder
                 -------
shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or telecopied and (i) if to you, addressed or telecopied to you
                                    -
at the address or telecopy number specified for such communications in the Schedule of Purchasers attached hereto as Schedule I, or at such other address or telecopy number as you shall have specified to the Company in writing, (ii)
                                                                           --
if to any other holder of any Note or Purchase Warrant, addressed or telecopied to such other holder at such address or telecopy number as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address or telecopy number to the Company, then addressed or telecopied to such other holder in care of the last holder of such Note which shall have so specified an address or telecopy number to the Company, and (iii) if to the Company, addressed to it at One Vision Drive, Enfield,
     ---
Connecticut, 06082, Attention: Gregory G. Landry, or at such other address or to such other telecopy number as the Company shall have specified to the holder of each Note in writing. Any notice given by telecopy must be confirmed in writing.

          10.8.  Descriptive Headings.  The descriptive headings of the several
                 --------------------
Sections of this Agreement are

                      Note and Warrant Purchase Agreement
                      -----------------------------------
inserted for convenience only and do not constitute a part of this Agreement.

          10.9. GOVERNING LAW. (A) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CHOICE OF LAW DOCTRINE. Such choice of law is made pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

          (b) The Company hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for purpose of any suit, action or other proceeding arising out of or relating to this Agreement, the Notes or any other Operative Agreement or any of the transactions contemplated hereby or thereby, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or the Notes or any subject matter of any thereof may not be enforced in or by such courts. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

          10.10. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     DAIRY MART CONVENIENCE
                                       STORES, INC.



                                     By /s/ Gregory Wozniak
                                        ------------------------------
                                        Name:  Gregory Wozniak
                                        Title: Vice President


The foregoing Agreement is
hereby accepted as of the
date first above written.

VAR & CO.

By /s/ Sheldon Solbro
   ----------------------------------
   Name:  Sheldon Solbro
   Title: Account Administrator

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     DAIRY MART CONVENIENCE
                                       STORES, INC.



                                     By /s/ Gregory Wozniak
                                        ----------------------------
                                        Name:   Gregory Wozniak
                                        Title:  Vice President


The foregoing Agreement is
hereby accepted as of the
date first above written.

SUNAMERICA LIFE INSURANCE COMPANY


By /s/ Robert E. Sydow
   ----------------------------------
   Name:   Robert E. Sydow
   Title:  Authorized Agent

                      Note and Warrant Purchase Agreement
                      -----------------------------------

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     DAIRY MART CONVENIENCE
                                       STORES, INC.



                                     By /s/ Gregory Wozniak
                                        -----------------------------
                                        Name:   Gregory Wozniak
                                        Title:  Vice President


The foregoing Agreement is
hereby accepted as of the
date first above written.


TRIUMPH-CONNECTICUT LIMITED PARTNERSHIP


By /s/ Thomas W. Janes
   ----------------------------------
   Name:   Thomas W. Janes
   Title:  Designated Signatory